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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported)   October 15, 1999
                                                         --------------------
                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                       1-11831                    36-3700639
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(State or Other Jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)

        8111 North St. Louis, Skokie, Illinois               60076
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        (Address of Principal Executive Offices)           (Zip Code)

                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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        ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

        On October 20, 1999, Sabratek Corporation, a Delaware corporation ("Sabratek"), consummated a transaction in which it sold certain assets, subject to certain liabilities, of its wholly-owned subsidiary Strategic Reimbursement Services, Inc., an Illinois corporation ("SRS"), to Gienko and Associates, Inc., a Delaware corporation (the "Buyer"), pursuant to a Transfer Agreement, dated as of October 20, 1999, by and among Sabratek, SRS, the Buyer and substantially all of the former shareholders of SRS (the "Former SRS Shareholders"). SRS is a provider of consulting services to heath care facilities. The Former SRS Shareholders own approximately 9% of Sabratek's outstanding common stock which they received at the time Sabratek acquired SRS through the merger of SRS with and into a newly-formed, wholly-owned subsidiary of Sabratek on July 29, 1999 (the "SRS Merger").

        Under the terms of the Transfer Agreement, in exchange for substantially all of the operating assets including intangible property and goodwill related thereto, of SRS, which were transferred subject to the liabilities identified in the Transfer Agreement, Sabratek is entitled to receive an aggregate purchase price of $4 million, to be paid in the following manner: (a) $2 million delivered in cash at closing, (b) $1 million collected from outstanding accounts receivable of SRS and (c) $1 million in future receivables related to work in progress of SRS. With respect to Sabratek's receipt of the portion of the purchase price payable from future collections, the Buyer will pay Sabratek half of amounts the Buyer receives from such future collections on a weekly basis until Sabratek's rights to receive consideration under the Transfer Agreement have been satisfied.

        In addition, the Transfer Agreement provides that in the event that the Former SRS Shareholders sell any shares of Sabratek common stock which they received from Sabratek as part of the SRS Merger for a purchase price in excess of $6.00 per share, the Former SRS Shareholders will pay Sabratek half of such excess less any broker fees or commissions.

        ITEM 5.  OTHER EVENTS

        On October 15, 1999, Sabratek did not make its approximately $2.4 million semi-annual interest payment on its 6% convertible notes. The notes mature April 15, 2005. If the interest payment is not made within a 30-day cure period, then an Event of Default will take place under the Indenture.

        On October 15, 1999, a second amended complaint was filed with the United States District Court For the Northern District of Illinois Eastern Division in the case captioned Chu v. Sabratek, Case No. 99C-0351. The second amended complaint expanded the class period from February 25, 1997 through October 6, 1999 and expanded the factual basis for claims contained in the initial complaint and the first amended complaint.

        On October 19, 1999, Sabratek announced that William H. Lomicka and William D. Lautman had resigned as directors of Sabratek.



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         ITEM 7.    EXHIBITS

           (c)      EXHIBITS                                         PAGE NUMBER

                     10.66   Transfer Agreement, dated
                             as of October 20, 1999, by and
                             among Sabratek Corporation,
                             Strategic Reimbursement Services,
                             Gienko and Associates, Inc.,
                             Robert C. Gienko, Mark Pugh, Steve
                             Fagerman and Kenneth Janowski....................E1





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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 28, 1999      By:  \s\ Joseph Marshall
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                                 Joseph Marshall, Acting Chief Executive Officer


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